Exhibit 99.1

NEWS RELEASE for September 19, 2005

Contact:	Allen & Caron Inc	World Fuel Services Corporation
	Michael Mason (Investors)	Robert S. Tocci, CFO & EVP
	michaelm@allencaron.com	btocci@wfscorp.com
	(212) 691-8087	(305) 428-8000
or
Len Hall (Media)
len@allencaron.com
(949) 474-4300

WORLD FUEL SERVICES CORPORATION ANNOUNCES PRICING OF COMMON STOCK OFFERING

MIAMI (September 19, 2005) . . . World Fuel Services Corporation (NYSE: INT) today announced the pricing of its public offering of 4,000,000 shares of common stock at an offering price of $31.00 per share. World Fuel has granted the underwriters a 30-day option to purchase an additional 600,000 shares of common stock to cover over-allotments, if any. J.P. Morgan Securities Inc. is acting as the lead underwriter and sole book-running manager in this offering, with Merrill Lynch, Pierce, Fenner & Smith Inc., Stephens, Inc. and LaSalle Capital Markets, a division of ABN AMRO Financial Services, Inc. acting as underwriters. The offering is expected to close on September 23, 2005.

The aggregate net proceeds to the Company (after deducting underwriting discounts, commissions and estimated expenses) are estimated to be $117 million ($134.7 million if the underwriters exercise their over-allotment option in full). The Company will utilize approximately $22 million of the proceeds for the short-term reduction of indebtedness under its revolving credit facility. The balance of the net proceeds will be used for general corporate purposes which may include acquisitions, capital expenditures and working capital.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. The offering of these securities is made only by means of a prospectus, which may be obtained by contacting J.P. Morgan Securities Inc., Prospectus Department, One Chase Manhattan Plaza, New York, New York 10081 (212-552-5164).

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WORLD FUEL SERVICES ANNOUNCES PRICING OF COMMON STOCK OFFERING

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About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine and aviation fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports and seaports worldwide. With 43 offices strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine and aviation fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine and aviation fuel management. World Fuel Services’ aviation customers include commercial, passenger and cargo operators as well as corporate clientele. The Company’s marine customers include international container and tanker fleets and time-charter operators. For more information, call (305) 428-8000 or visit www.wfscorp.com.

Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.